UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

Sixth Street Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue, Suite 1500 Dallas, TX	75201
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (469) 621-3001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSLX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

On August 14, 2023, Sixth Street Specialty Lending, Inc. (the “Company”) and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (the “Trustee”), entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the Indenture, dated as of January 22, 2018, between the Company and the Trustee (the “Base Indenture”; and together with the Fourth Supplemental Indenture, the “Indenture”), relating to the Company’s issuance, offer and sale of $300,000,000 aggregate principal amount of its 6.950% notes due 2028 (the “Notes”).

The Notes will mature on August 14, 2028 and may be redeemed in whole or in part at the Company’s option at any time at the redemption prices set forth in the Fourth Supplemental Indenture. The Notes bear interest at a rate of 6.950% per year payable semiannually on February 14 and August 14 of each year, commencing on February 14, 2024. The Notes are direct unsecured obligations of the Company.

The Company expects to use the net proceeds of this offering to pay down debt under its revolving credit facility. The Indenture contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the SEC, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Fitch Ratings, Inc., Moody’s Investor Service and S&P Global Ratings), the Company will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase.

The Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-269222), the preliminary prospectus supplement filed with the Securities and Exchange Commission on August 7, 2023 and the pricing term sheet filed with the Securities and Exchange Commission on August 8, 2023. The transaction closed on August 14, 2023.

The foregoing descriptions of the Base Indenture, Fourth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, Fourth Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)    Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of January 22, 2018, between TPG Specialty Lending, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 22, 2018)

4.2	Fourth Supplemental Indenture, dated as of August 14, 2023, between Sixth Street Specialty Lending, Inc. and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as Trustee

4.3	Form of 6.950% Note Due 2028 (included as part of Exhibit 4.2)

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included as part of Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIXTH STREET SPECIALTY LENDING, INC. (Registrant)

Date: August 14, 2023	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer